SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported):  DECEMBER 14 1999
                        Commission File Number:  0-17020


                              SENSAR CORPORATION
    ___________________________________________________________________________
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                                    87-0429944
    ________________________________________     ______________________________
     (State or other jurisdiction of                      (IRS Employer
      incorporation or organization)                    Identification No.)




       50 WEST BROADWAY, SUITE 501
           SALT LAKE CITY, UTAH                               84101
     ________________________________________     _____________________________
     (Address of Principal Executive Offices)
                (Zip Code)


              Registrant's Telephone Number, Including Area Code:
                               (801) 350-0587
    ___________________________________________________________________________


                                    N/A
    ___________________________________________________________________________
     (Former name, former address, and formal fiscal year, if changed since last report)

________________________________________________________________________________

                             ITEM 5.  OTHER EVENTS
________________________________________________________________________________


     Sensar Corporation issued the following press releases on December 14, 1999 and December 16, 1999:

DECEMBER 14, 1999:

     Salt Lake City, UT, December 14, 1999 - Sensar Corporation (Nasdaq symbol "SCII") announced today that it has entered into a definitive loan and option agreement with Net2Wireless, Inc., a Delaware corporation that is concurrently acquiring the wireless division of ITES, Ltd. Net2Wireless is the new name under which the resulting company will operate.

     Sensar has the right to acquire Net2Wireless in exchange for the issuance of 8,500,000 shares of common stock, increasing the issued and outstanding stock for the combined company to approximately 12,500,000 shares. In addition, options and other rights to acquire Net2Wireless stock then outstanding will be converted into rights to acquire not in excess of 5,500,000 shares of Sensar common stock. As part of this agreement, Sensar will provide Net2Wireless with short-term financing of $2 million, secured by the assets of Net2Wireless. The financing will be used to allow further recruitment of technical staff and ongoing development work by Net2Wireless.

     "The transaction with Net2Wireless is moving forward with full cooperation between the parties. Recruitment of the senior executives required to commercialize this technology is moving swiftly forward and we anticipate announcing certain appointments over the coming weeks," stated Sensar CEO and President Mr. Howard S. Landa.

     This press release contains certain forward-looking statements concerning the transaction with Net2Wireless which is subject to a number of conditions, including the consent of the shareholders of both Sensar and Net2Wireless, and the satisfaction of certain other contractual conditions that may or may not be met. The above statements are not meant to be predictions of the future and are subject to a number of conditions and uncertainties. For a discussion of some of the additional contingencies and uncertainties to which the information concerning future events is subject, please refer to the Company's report on Form 10-K for December 31, 1998, and other SEC reports.

DECEMBER 16, 1999:

     Salt Lake City, UT, December 16, 1999 - Sensar Corporation (Nasdaq symbol "SCII") announced today that Mr. David Rubner has been appointed as Chairman of the Board of Net2Wireless, Inc. and will become Chairman of the combined entities upon completion of the acquisition of Net2Wireless, Inc. by Sensar.

     Mr. Rubner has recently stepped down as President of ECI Telecom, Israel's largest telecommunications business. He has been employed with ECI since 1970 and was appointed President and CEO in 1991. Prior to this position, Mr. Rubner was Chief Engineer and Vice-President of Operations, Executive Vice-President and General Manager of the Telecom Division.

     "The technology developed by Net2Wireless is extremely exciting. The seamless integration of the Internet to wireless communication offers tremendous opportunities as the next generation of the WAP. I believe that Net2Wireless is at the forefront of developing this enabling technology allowing all wireless carriers to become ISP's and consequently I am delighted to join this young dynamic company," said Mr. Rubner.

     Mr. Rubner's appointment will be effective from January 1, 2000. His initial focus will be to build the management team necessary to commercialize the Net2Wireless development effort. He will leverage his long term relationships with some of the largest wireless carriers in the world to showcase Net2Wireless' turnkey wireless internet solution. In addition, he will have responsibility for overseeing the pilot program for the Company's technology with Partner Communications, the affiliate of Orange PLC in Israel.

     This press release contains certain forward-looking statements concerning the transaction with Net2Wireless which is subject to a number of conditions, including shareholder consent and the satisfaction of certain other contractual conditions that may or may not be met. The above statements are not meant to be predictions of the future and are subject to a number of conditions and uncertainties. For a discussion of the contingencies and uncertainties to which the information concerning future events is subject, please refer to the Company's report on Form 10-K for December 31, 1998, and other SEC reports.

________________________________________________________________________________

                                   SIGNATURES
________________________________________________________________________________

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 14, 1999                 SENSAR CORPORATION


                                          By /S/Howard S. Landa
                                             Chairman of the Board
                                             (Chief Executive Officer and
                                              Principal Financial and
                                              Accounting Officer)